CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.11

                           TERMINATION, TRANSITION AND

                       TECHNOLOGY ACCESS PROGRAM AGREEMENT

        THIS TERMINATION, TRANSITION, AND TECHNOLOGY ACCESS PROGRAM AGREEMENT ("Agreement") dated as of November 24, 1998 (the "Effective Date") is entered into by and between CALIPER TECHNOLOGIES CORP., a Delaware corporation ("Caliper"), having a place of business located at 1275 California Avenue, Palo Alto, California 94304 and HOFFMANN-LA ROCHE INC., a New Jersey corporation ("Roche"), having a place of business located at 340 Kingsland Street, Nutley, New Jersey 07110-1199.

                                    RECITALS:

        WHEREAS, Caliper and Roche entered into a Collaborative Development Agreement dated October 11, 1996 (the "Collaborative Development Agreement") wherein Roche provided substantial development funding to Caliper to develop an ultra high through-put screening system and as a result of such funding Roche was granted exclusive rights to such ultra high through-put screening system; and

        WHEREAS, the parties wish to terminate the Collaborative Development Agreement as provided for hereinbelow under Article 2; and

        WHEREAS, the parties wish to enter into a Technology Access Program (as defined hereinbelow) which involves reduced funding by Roche and non-exclusive rights to a broader range of high throughput screening technologies under terms provided for in this Agreement; and

        WHEREAS, the parties wish to provide for a transition period between termination of the Collaborative Development Agreement and Roche's entry into the Technology Access Program as provided for hereinbelow under Article 2;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS

        The following terms shall have the following meanings in this Agreement:

        1.1 "AFFILIATES" shall mean any company or entity controlled by, controlling, or under common control with a party hereto, and shall include without limitation, any company fifty percent (50%) or more of whose voting stock, participating profit, or other interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or otherwise of a party.

        For the purposes of this Agreement, Genentech, Inc. ("Genentech"), a Delaware corporation, shall not be considered an Affiliate of Roche, unless Roche, in its sole discretion, notifies Caliper that Genentech shall be so considered an Affiliate, and Genentech agrees to be bound by the terms and obligations of this Agreement.

        1.2 "DATA HANDLING SOFTWARE" means software supplied by Caliper which permits the retrieval of raw data collected by the Hardware Unit Software for differential analysis such that results for the potential pharmaceutical agents can be determined and presented, including at a minimum the ability to correlate results to a particular well on any multi-well plate.

        1.3 "HARDWARE UNIT SOFTWARE" means software supplied by Caliper which controls the Hardware Unit such that the Hardware Unit can perform at least the following tasks: process a multi-well plate containing potential pharmaceutical agents through the dilutor; align the multi-well plate to the LabChip support/manipulator; activate the LabChip to start evaluation of the compounds from the multi-well plate; detect reaction of the compounds on the LabChip through the detection system; and collect and store raw data from the detector system for further analysis.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       2.
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        1.4 "HARDWARE UNIT" shall mean a unit supplied by Caliper which comprises at least a compound plate handling system capable of manipulating a test plate both prior to and after evaluation of potential pharmaceutical agents from the plates, a dilutor capable of diluting wells on a multi-well plate, a LabChip support/manipulator which physically positions the LabChip to accept potential pharmaceutical agents from the plate, a system to detect reactions on a LabChip, and electronic means for controlling the movement and operation of each of the foregoing steps, said means being under the control of Hardware Unit Software.

        1.5 "HIGH THROUGHPUT SCREENING" or "HTS" shall mean screening potential pharmaceutical agents against a pharmaceutically-relevant target (e.g., an enzyme, receptor or cell type) to determine each agent's potential utility as a human pharmaceutical at a minimum of [ * ] assays per machine day and the results of each assay are determined and reported as discreet data points. As used herein, a machine day shall be from [ * ] hours ("Machine Day").

        1.6 "INSTRUMENT" shall mean a combination of a Hardware Unit, Hardware Unit Software, and Data Handling Software offered by Caliper to TAP participants to perform High Throughput Screening or Ultra High Through-put Screening using LabChips.


        1.7 "LABCHIP" shall mean a chip which is sold or supplied by Caliper to Roche, other TAP participants, or otherwise made commercially available by Caliper for use on an Instrument. A LabChip typically consists of a glass or polymer base with microchannels, bonded to a cover with reservoirs, together with an attached pipettor capillary, but may include other components.

        1.8 "LABCHIP HTS ASSAY" or "LABCHIP UHTS ASSAY" shall mean a particular combination of a LabChip, a set of reagents and Hardware Unit Software, all designed for assessing the interaction of a potential pharmaceutical agent against a pharmaceutically relevant target on one or more types of Instruments for a particular pharmaceutically-relevant target.

        1.9 "LABCHIP IMPROVEMENT INVENTIONS" shall mean all inventions for which patent applications are filed that are conceived or first reduced to practice by an employee or contractor of Roche in the course of developing or using Screening Technology [ * ] improvements to the Screening Technology or to LabChip-based microfluidic systems, including but not limited to the world-to-LabChip interface or LabChip-to-world interface, LabChip construction, composition or design, assay strategies or reagent conditions which are specifically related to a LabChip, electrical or other means of controlling fluids or molecules on a LabChip, detection of results produced by a LabChip, or software techniques for extracting raw data from a LabChip. LabChip Improvement



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

Inventions shall not include screening data, potential pharmaceutical compounds identified through the use of the Screening Technology, [ * ].

        1.10 "SCREENING TECHNOLOGY" shall mean Instruments, Hardware Units, Hardware Unit Software, Data Handling Software, LabChip HTS Assays, LabChip UHTS Assays, and LabChips for HTS or UHTS that Caliper offers for commercial sale to TAP participants.

        1.11 "TECHNOLOGY ACCESS PROGRAM" or "TAP" shall mean Caliper's program for developing HTS Instruments, UHTS Instruments, LabChip HTS Assays, and LabChip UHTS Assays and providing these systems to customers who are engaged in the screening of potential pharmaceutical agents against a pharmaceutically relevant target to determine each agent's potential utility as a human pharmaceutical.

        1.12 "UHTS" or "ULTRA HIGH THROUGH-PUT SCREENING" shall mean the process of screening potential pharmaceutical agents against a pharmaceutically-relevant target (e.g., an enzyme, receptor or cell type) to determine each agent's potential utility as a human pharmaceutical, at a minimum of [ * ] assays per Machine Day, on an Instrument. The results of each assay shall be determined and reported as discreet data points.


2.      TERMINATION OF COLLABORATIVE DEVELOPMENT AGREEMENT; TRANSITION AGREEMENT

        2.1 TERMINATION OF COLLABORATIVE DEVELOPMENT AGREEMENT. Caliper and Roche hereby agree to terminate the Collaborative Development Agreement as of the Effective Date of this Agreement. Notwithstanding the foregoing, the parties agree that Roche's obligation to fund development work under Section 4.1 of the Collaborative Development Agreement shall be deemed terminated effective as of July 1, 1998.

        2.2 PURPOSE OF TRANSITION AGREEMENT. Because of the relationship which existed between the parties pursuant to the Collaborative Development Agreement, the parties agree to a transition period between the termination of the Collaborative Development Agreement and



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       4.
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Roche's entry into the TAP. The parties agree that during this transition period, Caliper will deliver an Instrument to Roche, and Roche will make certain payments, including the purchase price for said Instrument.

        2.3 TERM OF TRANSITION PERIOD. The transition period will begin as of the Effective Date as first written above and end on the date that Roche pays the second transition payment as provided in Section 2.5 or the invoice for the Instrument as provided for in Section 2.3, whichever is later.

        2.4 TRANSITION PAYMENTS. Roche shall make a first transition payment to Caliper in the amount of [ * ] within thirty (30) days after the Effective Date and receipt of an invoice for that amount. Roche shall make a second transition payment to Caliper in the amount of [ * ] within thirty (30) days after delivery of the Instrument specified in Art. 2.5 below and receipt of an invoice for that amount.

        2.5 DELIVERY OF AN INSTRUMENT; PURCHASE PRICE. Caliper will deliver to Roche's Nutley, New Jersey facility an Instrument that is based on the instrument and software developed under the Collaborative Development Agreement. The purchase price for this first Instrument shall be [ * ]; subsequent Instruments may be priced differently. Caliper will invoice Roche for this amount upon delivery of the Instrument to Roche; payment will be due within thirty (30) days of delivery of the Instrument. Upon payment of the invoice, Roche shall take ownership of the Instrument. Caliper will provide reasonable technical support for the Instrument, Hardware Unit Software, and Data Handling Software pursuant to Section 3.2. Such technical support will include, but not be limited to, [ * ].


3.      TECHNOLOGY ACCESS PROGRAM AGREEMENT

        3.1 SUBSCRIPTION. Roche shall become a TAP participant under the terms and conditions as found in Articles 1, 3, 4, 5, 6, and 7. As part of Roche becoming a TAP participant,



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                                       5.

Caliper hereby grants to Roche the non-exclusive right to purchase all Screening Technology that Caliper offers for commercial sale to other TAP participants as part of the TAP during the term set forth in Art. 3.4(a) below. Caliper will notify Roche when Caliper is prepared to offer each Instrument or LabChip HTS Assay or LabChip UHTS Assay to TAP participants, together with commercial terms.

        3.2 ASSAY DEVELOPMENT AND SYSTEM CUSTOMIZATION. Roche may call upon Caliper to develop customized versions of the Screening Technology for its operations, or to develop LabChip HTS Assays or LabChip UHTS Assays for pharmaceutical targets nominated by Roche, or to provide training, service or support for Screening Technology, subject in each case to Caliper's reasonable approval regarding technical feasibility. For LabChip HTS Assay or LabChip UHTS Assay development, Caliper will develop the LabChip and software to carry out the assay, and the parties will collaborate on appropriate reagents. Roche shall reimburse Caliper for its participation in such custom development activities or LabChip HTS Assay or LabChip UHTS Assay development activities at [ * ]. From time to time, Caliper and Roche may mutually establish development plans and budgets to coordinate such activities. Caliper will not be required to provide more than [ * ] full-time equivalents at any time for Roche development activities under this Agreement, unless the parties mutually agree otherwise. Should Caliper develop for Roche customized versions of Screening Technology or develop LabChip HTS Assays or LabChip UHTS Assays for pharmaceutical compounds selected by Roche, any screening data generated, or potential pharmaceutical compounds identified, as a result of a program under this Article shall be owned by Roche and shall not fall within the definition of LabChip Improvement Inventions or within Article 4.2.

        3.3 RESTRICTIONS ON USE OF SCREENING TECHNOLOGY. Roche agrees that it will use all Screening Technology only for the purpose of screening in its and its Affiliate's in-house drug discovery programs. Specifically, Roche shall not
(i) transfer any Screening Technology to any third party except that Roche can transfer the Screening Technology to any of its Affiliates, (ii) provide screening services on behalf of any third party using any Screening Technology except that Roche can provide screening services for its Affiliates or where such screening services are part of a collaboration between Roche and/or its Affiliates and a third party to develop products



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       6.

for sale by Roche and/or its Affiliates, or (iii) allow a third party to use any Screening Technology except that Roche can allow its Affiliates to use the Screening Technology.

        3.4    TERM AND TERMINATION OF THE TECHNOLOGY ACCESS PROGRAM.

               (a) The term of the TAP shall commence upon the expiration of the transition period as provided for in Art. 2.3 hereinabove and, unless terminated earlier pursuant to this Article 3, shall expire one (1) year from date that the Instrument is delivered to Roche as provided for under Article 2.5. The term may be renewed by mutual agreement of the parties. Should the term of the TAP be extended, Roche shall pay no initiation or subscription fees or payments for access to Screening Technology offered under the TAP prior to the expiration or termination of this Agreement.

               (b) Either party may terminate this Agreement upon any material breach of this Agreement by the other party if the other party has not cured such breach within thirty (30) days after written notice thereof by the non-breaching party. All other rights and obligations under this Agreement shall terminate except as otherwise provided herein.

               (c) Roche shall have the right to terminate its participation in the TAP, after the transition period has expired pursuant to Art. 2.3, upon [ * ] written notice to Caliper for any reason.

               (d) Caliper shall notify Roche in writing of its intention to file a voluntary petition in bankruptcy or of another's intention, of which Caliper is aware, to file an involuntary petition in bankruptcy, said written notice to be received by Roche at least thirty (30) days prior to filing such petition. Upon such notice, Roche can terminate this Agreement within thirty
(30) days. Any filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach and shall have the effect of automatically terminating this Agreement prior to the filing of such petition without the need for written notice.

               This Agreement shall terminate automatically (a) in the event that Caliper attempts to or enters into any scheme with its creditors or makes an unauthorized assignment for the



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                                       7.

benefit of its creditors; (b) in the event that the assets of Caliper are seized or attached in conjunction with any action against it by any third party; or (c) in the event that Caliper is dissolved other than in connection with a change in control permitted under Art. 7.4.

               (e) No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.1, 3.3, 3.4 and 3.5, and Articles 4, 5, 6, and 7 shall survive the expiration or termination of this Agreement.

        3.5 POST-TERMINATION ACCESS. Following expiration of this Agreement, Roche may continue to purchase Instruments and LabChip HTS Assays and LabChip UHTS Assays that it purchased prior to the expiration of its TAP subscription for so long as Caliper continues to offer such items for commercial sale to TAP participants. Otherwise, rights to purchase Caliper Screening Technology shall expire with the expiration of this Agreement.

        3.6 TAP PARTICIPANT MEETINGS. Caliper agrees to conduct [ * ] meetings for all TAP participants for the purpose of informing the TAP participants of new Screening Technology developments. Each TAP participant will receive an invitation to each [ * ] meeting as long as that TAP participant has not breached its TAP agreement. Participation in such [ * ] meetings will be strictly voluntary on the part of the TAP participants. At each meeting, each of the TAP participants may elect, but will be under no obligation, to discuss their experiences and findings using the Screening Technology.

        3.7 MOST FAVORED LICENSEE. If Caliper enters into a future TAP agreement with a third party and such third party TAP agreement contains terms or conditions which in the aggregate are more favorable to the third party than the terms and conditions of this Agreement are to Roche excluding consideration of Art. 2, Caliper agrees to notify Roche of such terms and conditions. Roche and Caliper agree to [ * ]. Should Roche extend its participation in the TAP pursuant to Art. 3.4(a), the parties agree that this Art. 3.7 will be subject to review at the time the TAP is extended.

4.      PROPERTY RIGHTS.



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       8.

        4.1 PATENTS. Except as provided in Section 4.2, below, each party shall own inventions conceived or reduced to practice solely by its employees and/or consultants during the course of the Technology Access Program. Caliper and Roche shall jointly own inventions conceived or reduced to practice jointly by employees and/or consultants of both parties during the course of the Technology Access Program. Each party shall execute all documents and take all actions reasonably necessary to perfect such ownership rights in the other and to file patent applications under the Paris Convention. Inventorship shall be determined under U.S. patent laws.

        4.2 LABCHIP IMPROVEMENT INVENTIONS. Roche hereby assigns to Caliper all right, title and interest in all LabChip Improvement Inventions. In exchange for this assignment, Caliper grants Roche and its Affiliates a royalty-free, non-exclusive license to use such LabChip Improvement Inventions in their in-house therapeutic, diagnostic and other discovery programs; provided that no rights in any other Caliper patents or know-how (e.g., background patents) are granted pursuant to this section. Notwithstanding the foregoing, Roche shall not be under any obligation to provide any screening data or potential pharmaceutical compounds identified through its or its Affiliate's use of Screening Technology or where such compounds are identified by Roche and/or its Affiliate together with a third party collaborator using Screening Technology or, software techniques for analyzing raw data extracted from a LabChip to Caliper.

5.      CONFIDENTIALITY

        5.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, and for a period of five (5) years following the expiration or termination of this Agreement, each party shall maintain in confidence any and all information disclosed to it by the other party (the "Confidential Information"). Each party further agrees that it shall not use for any purpose not authorized under this Agreement or disclose the Confidential Information to any third party, except that either party may disclose Confidential Information under a similar obligation of confidentiality and non-use and on a need-to-know basis to its directors, officers, employees, consultants, agents or Affiliates, or as required by law, order or regulation of a governmental agency. The disclosing



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       9.

party shall provide written notice to the other party of any such disclosure required by law, order or regulation of a governmental agency.

        5.2 RELIEF. Each party shall be relieved of any and all obligations under Section 5.1 regarding Confidential Information which:

               (a) was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the other party;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure through no fault attributable to the receiving party;

               (d) was disclosed to the receiving party or its Affiliates, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

               (e) was independently discovered or developed by the receiving party or its Affiliates without the use of Confidential Information belong to the disclosing party.

        5.3 PRESS RELEASE/NON-USE. Neither party shall (a) issue a press release or make any other public statement that references this Agreement or the contents thereof, or (b) use the other party's or its Affiliates' name or trademarks for publicity or advertising purposes, except with prior written consent of the other party or as required by law, order or regulation of a governmental agency.

6.      WARRANTIES AND INDEMNIFICATION.

        6.1 DISCLAIMER CONCERNING TECHNOLOGY. CALIPER MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THE INTELLECTUAL



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       10.

PROPERTY RIGHTS OF THIRD PARTIES, WITH RESPECT TO ANY CALIPER TECHNOLOGY, SCREENING TECHNOLOGY OR OTHER PRODUCTS DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT.

        6.2 DISCLAIMER CONCERNING ROCHE COMPOUNDS AND ASSAYS. Caliper understands that Roche will be supplying compounds and assays (including their reagents) to Caliper as part of the Technology Access Program. Caliper accepts these compounds and assays (including their reagents) with the knowledge that they are experimental biological materials and agrees to comply with all laws and regulations for the handling and use thereof. BECAUSE THESE COMPOUNDS AND ASSAYS (INCLUDING THEIR REAGENTS) ARE EXPERIMENTAL IN NATURE, AND ARE FURNISHED WITHOUT CHARGE, THEY ARE BEING SUPPLIED TO CALIPER WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

        6.3 INDEMNIFICATION. Caliper shall indemnify, defend and hold Roche and its Affiliates (and their respective directors, officers, employees, and agents) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of Caliper contained herein, including, but not limited to, all statements, representations, warranties or covenants concerning environmental matters.


7.      MISCELLANEOUS

        7.1 NOTICES. Any consent, notice or report required or permitted to be given or made under the Agreement by one party to the other party shall be in writing, delivered personally or by facsimile, first class mail postage prepaid, courier nationally-recognized delivery service, and addressed to the other party at is address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser. Except as otherwise provided in the Agreement, such consent, notice or report shall be effective upon receipt by the addressee.



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       11.

        If to Caliper:   Caliper Technologies Corp.
                         1275 California Avenue
                         Palo Alto, California 94304
                         Attention:  Chief Operating Officer
                         Facsimile:  (650) 842-1970

        If to Roche:     Hoffmann-La Roche Inc.
                         340 Kingsland Street
                         Nutley, New Jersey 07110-1199
                         Attention:  Corporate Secretary
                         Facsimile:  (973) 235-3500

        7.2 GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of [ * ], without regard to the conflicts of law principles thereof.

        7.3 EXTENSION OF BENEFITS AND OBLIGATIONS. Roche shall have the right to extend the benefits and obligations of this Agreement with respect to countries outside the United States, to its Affiliate, F. Hoffmann-La Roche Ltd, a Swiss corporation.

        7.4 ASSIGNMENT. This Agreement is personal in its character, and neither party shall assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of the business assets of the party. This Agreement shall be binding on and inure to the benefit of the successors or permitted assigns of the parties hereto, and all entities controlled by them.

        7.5 WAIVERS AND AMENDMENTS. No change, modification, extension or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

        7.6 ENTIRE AGREEMENT. This Agreement, together with Exhibit A and Exhibit B, embodies the entire understanding between the parties and supersedes any prior understanding



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       12.

and agreements between and among Caliper and Roche with respect to the subject matter hereof, including without limitation the Collaborative Development Agreement. All payments made hereunder shall be non-refundable and non-creditable against any future payments.

        7.7 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

        7.8 NO WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        7.9 DISCLAIMER OF AGENCY. The relationship between Caliper and Roche is that of independent contractors. Roche and Caliper are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Neither party shall have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

        7.10 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CALIPER TECHNOLOGIES CORP.                   HOFFMANN-LA ROCHE INC.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       13.
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By:    /s/ Calvin Chow                    By:    /s/ Lee E. Babiss
       -------------------------------           -------------------------------

Name:  Calvin Y. H. Chow                  Name:  Lee E. Babiss
       ---------------------------               ----------------------------

Title: Chief Operating Officer            Title: Vice President, Preclinical R&D
       -------------------------------           -------------------------------



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                       14.